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EXHIBIT 10.7

                                 LEASE AGREEMENT
                                 ---------------

         THIS AGREEMENT OF LEASE is made and executed at Wooster, Ohio, as of ____________, 2001, by and between SHEE-BREE'S, LLC, an Ohio limited liability company, its successors and assigns (hereinafter referred to as the "Lessor"), and OHIO LEGACY CORP, an Ohio corporation (hereinafter referred to as the "Lessee").

         Upon the terms, covenants and conditions hereinafter set forth, Lessor leases to Lessee and Lessee leases from Lessor, a portion of the premises described in paragraph 1 below.

1. CONDITIONS SUBSEQUENT. The enforceability of this Lease by either party (other than the provisions of this Section) shall be subject to the satisfaction of the following conditions subsequent.

         (a) Approval by the Office of the Comptroller of the Currency (OCC) for a branch office to be located in Millersburg, Ohio ("Regulatory Approval"); and

         (b) Obtaining of all required or necessary building permits, variances or other governmental approvals relating to the use of the real estate.

         Both parties are charged with a duty to act in good faith and due diligence in fulfilling these obligations.

         In the event either of the Conditions Subsequent are not satisfied, this Lease shall be null and void and of no further force and effect.

2. DESCRIPTION, CONSTRUCTION OF IMPROVEMENTS AND USE OF PREMISES. Lessor is a party to a contract to acquire certain real estate located at 219 N. Clay Street, Millersburg, Ohio, and more particularly described in Exhibit A, attached hereto and made a part hereof. Lessor further agrees to build a building on the real property described on Exhibit A, which building shall be approximately 4,000 square feet inside, together with all necessary and related appurtenances and improvements thereto, other than as set forth below, all which shall be built in accordance with requirements set forth in Section 3 below, and as otherwise set forth herein ("the Improvements") and approximately the same amount in the basement. The real property described on Exhibit A and the Improvements shall hereinafter be referred to as the "Premises." Upon completion of the Improvements, Lessee hereby agrees that it shall use the Premises for the sole purpose of operating a full service bank branch. Lessee shall not use the Premises for any other purpose without first obtaining a written consent from Lessor. Lessee shall be responsible for the construction and all related costs of those leasehold improvements described in Exhibit B attached.

3. CONSTRUCTION OF IMPROVEMENTS.

         (a) Lessor shall retain a contractor acceptable to Lessee to act as the general contractor and shall construct or cause to be constructed upon the Premises the above-referenced Improvements in accordance with certain plans and specifications (the




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         "Plans") to be prepared by Lessee's architect which shall be approved and initialed by Lessor and Lessee upon completion of the Plans. The construction budget shall not exceed $550,000. Any amount in excess of $550,000 necessary to complete construction of the Premises shall be paid by Lessee, provided that Lessee approves such additional expenditure in advance. Construction of the Improvements shall be subject to the following conditions:

                  (i) The cost of constructing the Improvements shall be the sole expense of Lessor except as set forth above; and

                  (ii) The Improvements being constructed on the Premises shall be completed by Lessor and Lessee's contractors in a good and workmanlike manner, pursuant to the terms of a construction contract which has been reviewed and approved by Lessor and Lessee and which shall be duly and properly executed by Lessor and Lessee's contractors. As noted below, Lessor shall assign to Lessee any warranties obtained by Lessor from any third party contractors, covering all or part of the Premises, the maintenance and repair of which may be the obligation of Lessee hereunder.

         (b) Upon the satisfaction of the Conditions Subsequent, Lessor shall diligently attempt to obtain a building permit and shall cause construction of the Improvements (hereinafter being defined as the date that digging commences for footer locations) to be commenced as soon as possible after such building permit has been obtained, and Lessor shall proceed with reasonable diligence to complete the construction of said Improvements within an eight month construction period thereafter. Once construction has been commenced, Lessor shall diligently and conscientiously pursue the construction of the Improvements to completion. Lessee shall cooperate fully in the construction process to assure the timely completion of the Improvements. Further, Lessee agrees that Lessor shall not be held responsible for any delay in completion of the Improvements when such delay results from any act or omission of Lessee, or its employees or agents, strikes, lockouts, fires, riots, unusual delay in transportation, failure of supply of construction materials, labor, machinery or equipment, other than such failure which results from an act or omission on the part of Lessor, natural occurrences resulting in damage or delay or any other cause beyond the control of Lessor.

         (c) Upon completion Lessor hereby agrees that Lessor shall assign all of its rights and options under its separate construction contracts with third party contractors, to Lessee and that Lessee shall be a third party beneficiary under each such contract and shall be authorized to enforce the terms thereof and be entitled to exercise all rights of Lessor thereunder. In addition, Lessee shall have the right to inspect the Premises and the Improvements during construction, the right to receive notice, schedules and test results, the right to make a checklist upon substantial completion of the Improvements, the right to make a final inspection thereof, and the right to enforce any warranty rights or claims in connection with the Improvements. The above rights granted to Lessee are for the




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         express purpose of permitting Lessee to monitor construction of the
         Improvements and thereafter, during the term of this Lease, to permit Lessee to enforce any representations and warranties and/or to cause the applicable contractor to make any repairs required under the construction contract. (d) Lessor and Lessee hereby agree that no changes shall be made to the Plans for construction of the Improvements unless in each case Lessor and Lessee agree in writing upon such changes and upon impact which the same shall have upon the cost of construction.

4. RESERVED.

5. TERM. The term of this Lease shall be fifteen (15) years. The term will be measured as commencing upon Lessee's actual occupancy of the Premises. Unless extended as hereinafter provided, the Lease shall terminate on the fifteenth anniversary date of such commencement date. Notwithstanding the commencement date of the term of this Lease, the parties shall be entitled to enforce the provisions of this Lease prior to such commencement date in accordance herewith.

         Lessee covenants and agrees that it will remain obligated under this Lease in accordance with its terms and that Lessee will not take any action to terminate, rescind, or avoid this Lease, notwithstanding the bankruptcy, insolvency, receivership, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Lessor or any assignee of Lessor. Lessee will remain obligated under this Lease regardless of any action with respect to this Lease which may be taken by any trustee or receiver of Lessor or of any assignee of Lessor in any proceeding or by any court in any proceeding.

         This Lease shall not terminate and Lessee's duties shall not be affected by the prohibition, limitation or restriction of Lessee's use of the Premises, or interference with such use by any private person or corporation. The rent and all other charges payable under this Lease shall continue to be payable and the obligations of Lessee shall continue unaffected, for so long as Lessor or a successor in title which takes subject to this Lease owns the Premises, unless the requirements to pay or perform are terminated pursuant to
Section 11.

         If not sooner terminated, this Lease shall terminate on the expiration of the original term or at the end of any subsequent extension or renewal thereof, and Lessee hereby waives notice to vacate or quit the Premises and agrees that Lessor shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Premises from a Lessee holding over to the same extent as if such notice had been given. Lessee hereby agrees that if it fails to surrender the Premises at the end of the primary term hereof or any extension or renewal hereof, Lessee will be liable to Lessor for any and all damages which Lessor shall suffer by reason thereof, and Lessee will indemnify Lessor against all claims and demands made by any succeeding Lessee against Lessor founded upon delay by Lessee in delivering possession of the Premises to such succeeding Lessee.

         For the period of six months prior to the expiration of the term hereof, including any extension or renewal hereof, Lessor shall have the right to display on the exterior of the Premises the customary sign "For Rent", provided that in any event such sign shall not exceed 2' by 1 1/2'; and during such period Lessor may show the Premises and all parts thereof to prospective tenants during normal business hours.

6. RENEWAL TERM. Provided that Lessee is not in default under the terms of this Lease, Lessee shall have the right to renew this Lease for two additional five year terms by providing Lessor with notice of Lessee's election to renew at least six months prior to the expiration of the then current lease term. Upon such renewal, any reference to the term of this Lease shall be interpreted to include any renewal term pursuant to this Section.

7. SECURITY DEPOSIT. No security deposit shall be required.

8. RENT. The Rent for the premises shall be Seven Thousand Two Hundred Fifty Dollars ($7,250) per month commencing on the Commencement Date and continuing thereafter monthly throughout the first five years of the Lease. This amount will be re-adjusted every five years, based upon the following schedule: $8,000 per month years 6-10 and $8,800 per month for years 11-15. All monthly installments of the rent shall be paid in advance by the fifth day of each calendar month, in legal tender of the United States, without demand or set-off, at Millersburg, Ohio, or such other place as Lessor may designate from time to time in writing. In the event the commencement date or the expiration date of this Lease is other than the first day or last day of a calendar month, respectively, then Lessee shall pay the rent hereunder for the fractional first or last month, as applicable, prorated on the basis of a thirty day month.


9. COVENANTS OF LESSEE. Lessee hereby covenants with Lessor that during the term of this Lease:

         (a) PAYMENT OF RENT. As provided in Section 8 above, Lessee will promptly pay the Rent when due at the office of Lessor at Millersburg, Ohio, or at such other place as Lessor may designate to Lessee in writing.

         (b) UTILITIES. Lessee shall pay during the lease term hereof all electrical, water, gas, sewer, telephone, and other public utility charges in connection with its occupancy and use of the Premises.

         Other than all necessary wiring, conduits, and other fixtures which are necessary to provide basic telephone and other data transmission services to the building, and the conduit capacity for Lessee to expand such capabilities which are included in the Plans, Lessee shall be responsible for providing any telephones, and telephone or data transmission equipment necessary for supplying telephone or data processing services to the Premises. However, Lessor shall be responsible for bringing all of the utilities to the Premises and for installing the same to the Building thereon as required by the Plans.




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

         (c) REAL ESTATE TAXES. Lessee shall pay, at least five business days prior, when due, all real estate taxes and assessments, general and special assessments, fees or late charges, or any other tax imposed or levied against the Premises and the buildings and improvements thereon ("Taxes") relating to each calendar year during the term of this Lease. Lessor shall be responsible for Taxes due and payable during the first year of this Lease relating to the period prior to the term of the Lease. Lessee shall be responsible for Taxes due and payable after the expiration of the Lease, but relating to Taxes due during the period of time that the Premises were occupied by Lessee. Five days prior to the applicable due date, Lessee shall provide proof of payment of the Taxes to Lessor. In addition, and when and if applicable, Lessee shall also pay the reasonable cost (including fees of attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Lessor or Lessee in an effort to reduce any such Taxes. For the calendar year in which the term of this Lease commences or terminates, the provisions of this Section shall apply but Lessee's liability for any such Taxes for such year shall be subject to a pro rata adjustment based upon the number of days of such tax year falling within the term of this Lease and the number of days which the Premises are unimproved.

         (d) PERSONAL PROPERTY TAXES. Lessee will promptly pay when due all personal property taxes levied against all personal property of Lessee (including but not limited to trade fixtures and equipment) in or on the Premises.

         (e) MAINTENANCE AND REPAIR. Lessee, at its sole expense, shall keep and maintain all portions of the Premises, including fixtures and improvements thereon and personal property therein or thereon, in good order, repair, and operating condition. Lessee will not commit or suffer to be committed any waste upon or about the Premises, and shall promptly, at its own cost and expense, make all necessary repairs, whether ordinary or extraordinary, foreseen or unforeseen, to maintain the Premises, including all fixtures and leasehold improvements thereon, as the same were in at the commencement of the term of this Lease (ordinary wear and tear excepted). At its sole expense, Lessee shall maintain the exterior of the Premises (including all signs, parking lot, and abutting landscape and sidewalks) in good order and repair, keeping them clear of all rubbish, debris, dirt, ice, snow and other obstacles. In the event a single item of repair or maintenance to the Premises exceeds $5,000, Lessee shall not commence such work (unless an emergency or required to prevent additional damage to the Premises) without Lessor's prior consent, which consent shall not be unreasonably withheld.

         (f) LESSEE'S USE AND OCCUPANCY. Lessee shall occupy the Premises upon commencement of this Lease and thereafter will continuously use the Premises for the permitted use set forth in Section 2 and for no other purpose whatsoever. Lessee will use and occupy the Premises in a careful, safe, and proper manner; will carefully control and guard all machines, equipment, and fires that may be operated therein; and will keep all HVAC, plumbing and sewer systems free from obstructions and will not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which utilities are supplied to the Premises.

         (g) COMPLIANCE WITH LAWS AND REGULATIONS. Lessee will not use or occupy the Premises for any unlawful purpose, and at its sole cost and expense, Lessee shall comply with and shall cause the Premises to comply with:

                  (i) all present and future federal, state, county, municipal and other applicable governmental statutes, laws, rules, orders, regulations and ordinances affecting the Premises or any part thereof or the occupation or use thereof, including specifically but not limited to CERCLA (Comprehensive Environmental Response Compensation and Liability Act), RCRA (Resource Conservation and Recovery Act) and OSHA (Occupational Safety and Health Act), and those which require the making of any structural, unforeseen or extraordinary changes, whether or not such statutes, etc., which may be hereafter enacted, involve a change of policy on the part of the governmental body enacting the same; and

                  (ii) all rules, orders and regulations of the National Board of Fire Underwriters (or other similar organizations exercising similar functions) in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises.

         (h) LESSOR' ENTRY. Lessee will permit Lessor or its agents or other representatives to enter upon the Premises, at reasonable times, to examine the condition of the same.

         (i) SURRENDER OF PREMISES. At the end of the term of this Lease, Lessee will surrender and deliver up the Premises in as good order and condition as the same now are, or may be put by said Lessor.

         (j) RESTRICTION AGAINST MECHANIC'S LIENS. Lessee covenants and agrees that it shall not, during the term of this Lease, permit any lien to be attached to or upon the Premises or any part of the Premises by reason of any act or omission on the part of Lessee. Lessee agrees to save and hold the Lessor harmless from or against any lien or claim of lien. If any lien does attach, and is not released within thirty days after notice to Lessee, or if Lessee has not indemnified Lessor against the lien within the thirty day period, Lessor, in its sole discretion, may pay and discharge the lien and relieve the Premises. Lessee agrees to repay and reimburse Lessor upon demand, as additional Rent, for any amount paid by Lessor to discharge a lien with interest, at a rate equal to ten percent per annum.

         Lessee shall be responsible for preparing and filing, subject to Lessor's review and approval, all notices of commencement and other documents required of property owners by Ohio's Mechanics Lien Law. Notwithstanding the above, Lessee may in good faith contest any mechanic's, laborers', materialmen's or other liens filed or established against




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         the Premises. Lessee may permit the items so contested to remain undischarged and unsatisfied during the period of the contest and any appeal therefrom, unless the nonpayment of any of the items would materially endanger the interest of the Lessor or the Premises or any portion which would be subject to loss or forfeiture. If nonpayment would impair the Lessor's interest or subject the Premises to loss or forfeiture, Lessee shall promptly pay, satisfy and discharge all unpaid items or secure the payment by posting a bond, in a form satisfactory to Lessor; provided, however, that Lessee shall first notify the Lessor of its intention to contest the lien. Lessor will cooperate fully with the Lessee in any such contest.

         (k) FIXTURES, EQUIPMENT, ADDITIONS AND LEASEHOLD IMPROVEMENTS. Lessee will pay for all business fixtures installed in and leasehold improvements made to the Premises for Lessee's use and as required by Lessee. Lessee may make such leasehold improvements to the Premises as may be acceptable to Lessor upon a showing of Lessee's reasonable need for such leasehold improvements. All leasehold improvements including business fixtures installed in or upon the Premises shall not be removed from the Premises at any time, unless such removal is consented to in advance and in writing by Lessor. At the expiration of this Lease (either upon the Termination Date or upon such earlier termination as provided in this Lease) all such business fixtures shall be deemed to be a part of the Premises, shall not be removed by Lessee when it vacates the Premises, and title thereto shall vest solely in Lessor without payment of any kind to Lessee. However, leasehold improvements not deemed fixtures shall be removable by Lessee if so doing will not in any way damage the Premises.

         Notwithstanding any of the foregoing to the contrary, Lessee shall be permitted to remove all equipment, fixtures, or leasehold improvements relating to Lessee's drive-thru banking facilities which were paid for by Lessee. In the event the removal causes damage to the Premises, Lessee shall restore the Premises to the same condition as existed prior to the removal.

         (l) INSURANCE. At its sole cost and expense, Lessee will procure and maintain in force during the term of this Lease (including construction) policies of: (i) commercial (general liability) insurance, covering both Lessee and Lessor (as an additional named insured) against liability or damage to all persons or property while in or on the Premises, the entry ways thereto, and sidewalks and streets abutting thereon, with limits of not less than $1,000,000 in general aggregate; and (ii) fire and extended coverage casualty insurance on the Premises, including all additions and leasehold improvements thereto in an amount equal to the replacement value of the Premises. The amount of insurance shall be reviewed from time to time by the parties to assure such amounts remain reasonable in light of inflation and the general business environment. Any change shall be made promptly. Such policies of insurance shall be with companies and through brokers qualified to do business in Ohio. Each such policy shall contain an endorsement for the benefit of Lessor as an additional named insured, and each such policy shall contain an




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         agreement or endorsement that such policy will not be canceled by the insurer without at least ten days prior notice to Lessor and Lessee.

         (m) PERSONAL PROPERTY INSURANCE. Lessee shall obtain such coverage as it may desire upon all personal property located in or upon the Premises and owned or otherwise in the possession of Lessee (including specifically, but not by way of limitation, stock in trade, equipment, and fixtures).

         (n) INDEMNITY BY LESSEE. Lessee shall indemnify, hold harmless and defend Lessor from and against any and all claims, actions, damages, liability and expense (including, but not limited to, fees of attorneys and other professional fees) in connection with:

                           (i) any failure of Lessee to perform its obligations
                  as provided in Section 9(g);

                           (ii) any loss of life, personal injury and/or damage
                  to property arising from or out of the occupancy or use by Lessee (or any other party using the Premises under Lessee) of the Premises or any part thereof, occasioned wholly or in part by any act or omission of the Lessee, its officers, employees, contractors, agents or invitees; or

                           (iii) by any failure of Lessee to abide by or perform
                  any other term, covenant or condition of this Lease.

         (o)      ASSIGNMENT AND SUBLETTING.

                  (i) Lessee covenants not to assign this Lease, sublet all or any part of the Premises or allow a change in the ownership of the leasehold interest without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. An assignment for the benefit of creditors of Lessee or by operation of law, or by the order or action of any governmental agency, shall not be effective to transfer or assign the Lessee's interest without and unless the Lessor first consents in writing.

                  (ii) Any assignment or subletting by Lessee shall not result in Lessee being released or discharged from any liability under this Lease. As a condition to Lessor's prior written consent as provided for in this Section, the assignee(s) or subtenant(s) shall agree in writing to comply with and be bound by all of the terms of this Lease.
                           (iii) Lessor's consent to any assignment,
                  encumbrance, subletting, occupation, lien or other transfer shall not release Lessee from any of Lessee's obligations under this Lease or be deemed to be a consent to any subsequent occurrence. Any assignment, encumbrance, subletting, occupation, lien or other



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                  transfer of this Lease which does not comply with the
                  provisions of this Section shall be void.

                  (iv) Any assignment or sublease shall recite that it is and shall be subject and subordinate to the provisions of this Lease, and the termination or cancellation of this Lease shall constitute a termination and cancellation of every assignment or sublease.

         (p) LATE CHARGES. If payment due to Lessor from Lessee is not received by Lessor within ten days after the due date, a "late charge" of $25.00 may be charged by Lessor to Lessee, as Rent. The purpose of this additional payment is to defray the expense incident to the handling of such delinquent payments, and the fee shall be payable by Lessee to Lessor upon demand.

         (q) PAYMENT BY CHECK. Payment by check shall always be subject to timely collection of the funds represented by the check. If any check tendered by or on behalf of Lessee in payment of any sum due under this Lease is dishonored and returned to Lessor for any reason, Lessee shall be charged the sum of Twenty-five Dollars ($25.00) for each such check, which shall be payable as Rent, to defray the expense of handling, processing and bookkeeping. Tenant shall promptly replace any dishonored check with a check which is the direct obligation of a bank or savings and loan institution (certified check, cashier's check, official check or money order). The amount of the replacement check shall be in the aggregate amount of the payment tendered, plus the late charges provided in this Lease, plus the One Hundred Dollar ($100.00) charge required by this Section.

         (r)      MORTGAGE SUBORDINATION.

                  (i) Lessor shall have the right to demand and obtain from Lessee a subordination of Lessee's lien arising by virtue of this lease, thereby subordinating Lessee's lien in favor of a mortgage arising from a mortgage loan, or in favor of any mortgage lien of any refinancing or replacing mortgage loan that may become necessary or desirable to Lessor from time to time in the future, and Lessee upon demand by Lessor for same, agrees to execute at any and all times such instruments that may be required by any lending institution or prospective mortgagee in order to effectuate such subordination of Lessee's lien, provided that such documents or agreements are reasonably acceptable to Lessee and Lessee's legal counsel.

                  (ii) It is a condition, however, of the subordination of lien provisions herein provided, that Lessor shall procure from any such mortgagee an agreement, in writing, which shall be delivered to Lessee, providing in substance that so long as Lessee shall faithfully discharge the obligations on its part to be kept and performed under the terms of this lease, Lessee's tenancy will not be disturbed and this lease will not be affected by any default under such mortgage.




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

         (s) CONSTRUCTION PLANS. Lessee shall be responsible for providing Lessor with all necessary information with respect to Lessee's specifications for and requirements to be included within the Improvements such that Lessor shall then be able to obtain the preparation of necessary plans and specifications for the construction of the Improvements on the Premises pursuant to this lease and shall cause them to comply with all applicable laws and building regulations. As noted above, upon completion of the Plans, Lessor and Lessee shall review and approve of the same and shall evidence such approval by initialing the same.

10. COVENANTS OF LESSOR. Lessor hereby covenants with Lessee that during the term of this Lease (and, where applicable, for such further period as may be required):

         (a) QUIET ENJOYMENT. If Lessee pays the Rent when due, and keeps and performs the covenants of this Lease on the part of Lessee, Lessee shall peaceably and quietly hold, occupy, and enjoy the Premises, during the term of this Lease and any extension thereof, without any hindrance or molestation by Lessor or any person or persons lawfully claiming under Lessor.

         (b) WARRANTIES AS TO TITLE AND FITNESS FOR USE. Prior to accepting Rent, Lessor warrants that:

                  (i) it shall be the true and lawful owner of the Premises; and

                  (ii) it has good, right and full power to lease the same in the manner aforesaid.

         Except for the foregoing, this Lease is made without warranty of any kind, express or implied, as to the fitness of the Premises, for any particular use or purpose, and by executing this Lease, Lessee shall be deemed to have:

                  (i) accepted the Premises;

                  (ii) acknowledged that the same are in the condition called for hereunder; and

                  (iii) agreed that the obligations of Lessor imposed hereunder have been fully performed.

         (c) INDEMNITY BY LESSOR. Lessor shall indemnify, hold harmless and defend Lessee from and against any and all claims, actions, damages, liability and expense (including, but not limited to, fees of attorneys and other professional fees) in connection with:

                  (i) any loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Lessor of the Premises or any part thereof,



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                  occasioned wholly or in part by any act or omission of the
                  Lessor, their officers, employees, contractors, agents or invitees; or

                  (ii) by any failure of Lessor to abide by or perform any other term, covenant or condition of this Lease.

11. MUTUAL COVENANTS OF LESSOR AND LESSEE. Both Lessor and Lessee mutually covenant and agree:

         (a) PARTIAL DESTRUCTION. If, during the lease term and any extensions thereto, the building or its appurtenances on the Premises are damaged or destroyed by fire, or by any other cause, Lessor shall repair and/or rebuild the damaged property. Repair or reconstruction shall be in conformance with plans and designs as existed immediately before the damage or destruction occurred, subject to changes as may be reasonably attributable to governmental restriction or inability to obtain like materials or labor, or other causes (other than financial), beyond the control of Lessee. All proceeds of insurance carried on the improvements pursuant to Section 9(l) of this Lease, payable as a result of any damage or destruction, shall be payable jointly to Lessor and Lessee and used only for the purpose of such repair or rebuilding. Lessor shall restore, repair and/or rebuild the Premises including Lessee's leasehold improvements, to the condition existing prior to the damage or destruction. Lessee's obligation to pay Rent hereunder shall not abate.

         (b) COMPLETE DESTRUCTION. If, during the lease term and any extension thereto, the building on the Premises is completely destroyed by fire or by any other cause, this Lease shall not terminate and the Rent shall not be abated unless Lessor has received the insurance funds on the Premises pursuant to Section 9(l) above and Lessee is unable to recommence its operations within 90 days of the casualty or such destruction occurs within 18 months of the end of the term, as extended, in which event, Lessee may terminate the Lease by written notice to Lessor. If Lessee exercises Lessee's right to terminate the Lease, Lessor shall refund all Rent paid after the casualty and any insurance proceeds belonging to Lessee paid to Lessor. Repair or reconstruction shall be in conformance with the plans and designs as existed immediately before the damage or destruction occurred, subject to any changes as may be reasonably attributable to governmental restriction, inability to obtain like materials or labor or other like causes. If operations are not expected to recommence within 90 days of the date of casualty and Lessee elects not to terminate the Lease, Lessee's Rental obligation shall abate six months from the date of casualty to recommencement of operations.

         (c) DEMAND FOR RENT AND LESSOR'S REMEDIES ON LESSEE'S BREACH.

                  (i) The occurrence of any one or more of the following shall constitute an event of default under this Lease:

                           1. The filing of a petition by or against Lessee for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver trustee of Lessee's property; any receivership proceedings under any provisions of federal law; any assignment by Lessee for the benefit of creditors; or the taking possession of the property of Lessee by any governmental office or agency pursuant to the statutory authority for the receivership, dissolution, or liquidation of Lessee; or any other action by any governmental agency or department which has the effect of divesting Lessee of its interest or control over the Premises.

                           2. Failure of Lessee to pay within ten days after written demand any installment of the Rent or other Rental charge required to be paid by Lessee;

                           3. Failure of Lessee to pay within ten days after written notice and demand any other charges payable to or on behalf of Lessor under this Lease;

                           4. Lessee's failure to perform or abide by any other term, covenant, or condition of this Lease within ten days after written notice and demand, unless the failure absolutely requires more than ten days to cure. In that event, Lessee's failure to proceed expeditiously, continuously, and diligently to cure fully and completely the failure shall constitute an event of default.

                           5. The Lessee shall abandon or vacate said Premises for more than 30 consecutive days due to any reason except partial or total destruction of the Premises.

                  (ii) If an event of default as provided in subsection (i) immediately above occurs, then the Lessor, in addition to all rights and remedies granted under the laws of the State of Ohio, shall have the following rights:

                           1. To re-enter and remove all persons and property from the Premises, and the property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account and sole risk of Lessee, all without service of notice or resort to legal process;

                           2. To terminate the Lease and re-let the Premises for the account of the Lessor or, within the sole discretion of Lessor, to retake possession of the Premises without terminating the Lease and to re-let them for the account of Lessee. In the event that Lessor re-let the Premises for the account of Lessee, then Lessor shall have the right to make any alterations and repairs as may be necessary and to re-let the Premises, or any part thereof, at such Rent and for such term and subject to such terms and conditions as Lessor may deem advisable and receive the Rent. Upon each re-letting for the account of Lessee, all Rentals received by Lessor shall be applied, first to the payment of any indebtedness other than Rent under the Lease from Lessee to Lessor; second, to the payment of any loss and expenses of the re-letting, including brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of Rent and other charges payable to and on behalf of Lessor due and unpaid under the Lease; and the residue, if any, shall be held by Lessor and applied in payment of future Rent and other charges payable on behalf of Lessor as it may become due and payable under the Lease. Lessee agrees to pay to Lessor on demand any deficiency that may arise by reason of re-letting, Notwithstanding any re-letting without termination, Lessor may at any time thereafter elect to terminate this Lease for the previous breach.

                           3. Lessee agrees to pay all costs, including "court costs," and expenses of collection and reasonable attorney's fees on any part of the Rent, sums agreed to be treated as Rent and other charges payable by Lessee that may be collected by an attorney, with or without instituting legal action. If Lessee fails promptly and fully to perform and comply with each and every term, covenant, agreement, undertaking, or condition under this Lease and the matter is turned over to Lessor's attorney(s), Lessee shall pay Lessor's reasonable attorney's fees plus costs, where deemed necessary or appropriate by Lessor, whether suit is instituted or not. Lessee shall not be required to reimburse Lessor for attorneys' fees and related costs in excess of $5,000.

         (d) APPROPRIATION BY RIGHT OF EMINENT DOMAIN. If the Premises, or substantially all thereof, shall be taken in appropriation proceedings or by any right of eminent domain, then this Lease shall terminate and be utterly void from the time when possession thereof is required for the public use, and such taking shall not operate as or be deemed an eviction of Lessee or a breach of Lessor's covenant of quiet enjoyment; but Lessee shall pay all Rent due and perform and observe all of the covenants hereof, up to the time when possession is required for public use. Provided, however, that if only a part of the Premises be so taken, and if eight months or more of the term of this Lease, then remains unexpired, and if the remaining Premises can be substantially restored within 30 days, this Lease shall not terminate, but Lessor shall, at the sole expense of Lessee, restore the Premises as near as possible to the condition it was in prior to such taking, the Rent payable by Lessee during the period of restoration not being reduced, and after such restoration, if any, the entire Rent herein reserved shall be paid by Lessee as herein provided during the remainder of the term of this Lease.

         Lessor shall be entitled to retain any proceeds payable in connection with the appropriation of the Premises.

         If the Premises, or any part thereof, shall be taken in appropriation proceedings or by any right of eminent domain, Lessee shall not share any award relating to the taking of any portion of the fee and Lessee's award, if any, shall be limited to an award arising out of Lessee's interest in the Lease and any claims against the condemning authority for loss of Lessee's fixtures and equipment (other than leasehold improvements made by Lessee to the Premises).

         Lessor and Lessee agree that, in any proceedings incident to recovery of damages resulting from any taking or condemnation, they will, at the request of the other, join and cooperate in the prosecution of their several respective claims for damages resulting from such taking or condemnation.

         (e) RISK OF LOSS AND WAIVER OF LIABILITY. All personal property located in or upon the Premises (including, but not limited to, additions and improvements made by Lessee to the interior of the Premises, and Lessee's inventory, stock in trade, equipment, and fixtures) shall be at the sole risk of Lessee.

         Neither Lessee nor any assignee or subrogee of Lessee shall have any claim or action, either at law or in equity, over and against Lessor or their agents or employees for any loss, cost or damage to the Premises caused by or resulting from fire, the elements, or any other cause, of whatsoever origin. Lessor likewise agrees that no claims shall be made and that no suit or action, either at law or in equity, shall be brought by Lessor or by any person, firm or corporation claiming by, through, or under Lessor, against Lessee, its successors and assigns, for any loss, cost or damage to the Premises (or to any other buildings or appurtenances which are or may be located upon the Premises) caused by or resulting from fire, the elements, or any other cause, of whatsoever origin.

         (f) OWNERSHIP OF IMPROVEMENTS. All equipment and business fixtures installed in or made by Lessee to the Premises shall remain the personal property of Lessee, any law to the contrary notwithstanding; moreover, Lessor shall be the owner of both equipment and business fixtures and leasehold improvements without the necessity of payment of any kind from Lessor to Lessee upon:

         (i)      the Termination Date; or

                  (ii) any default by Lessee in the performance of any term, covenant or condition of this Lease as provided in Section 11(c); or

                  (iii) any governmental condemnation of the Premises.

12. SIGNAGE. Any signage on the exterior of the building on the Premises shall be in accordance with the plans and specifications approved by Lessor as set forth in Section 3.

13. NOTICES. All notices and other communications provided for under this Lease shall be in writing and will be deemed to have been duly given only if delivered personally or mailed certified return receipt requested to the parties at the following addresses:

if to the Lessor:

         Shee-Bree's, LLC
         5163 TR 313
         Millersburg, Ohio  44654

if to the Lessee:

         Ohio Legacy Corp.
         305 West Liberty Street
         Wooster, OH 44691
         Attention: L. Dwight Douce

Any party from time to time may change its address by giving notice specifying such change to the other party hereto.

14. MISCELLANEOUS.

         (a) LEASE APPLICABLE TO SUCCESSORS AND ASSIGNS. This Lease and all the covenants, terms, provisions and conditions herein contained shall inure to the benefit of and be binding upon the heirs, legal representatives and assigns of Lessor, and the successors and assigns of Lessee; provided, however, that no assignment or sublease by, from, through or under this Lease in violation of any covenant, provision, term or condition hereof shall vest in the assigns or sublessee any right, title or interest whatever.

         (b) RECORDING. If either party shall desire to record this Lease, the parties will execute and record a short Memorandum of Lease.

         (c) HEADINGS. The section headings are inserted only as a matter of convenience and reference and in no way define, limit, or describe the scope and intent of this Lease nor in any manner affect this Lease.

         (d) GOVERNING LAW. This Lease shall be governed in accordance with Ohio law.

         IN WITNESS WHEREOF, the parties hereto have signed this Lease Agreement the day and year first above written.


         Witnesses:                                           LESSOR:

                                             SHEE-BREE'S, LLC,
                                             an Ohio limited liability company

                                             By:
--------------------------                   Name:___________________________
                                             Its ____________________________
--------------------------


                                             LESSEE:

                                             OHIO LEGACY CORP.

                                             By:
-------------------------
                                                  L. Dwight Douce, President



STATE OF OHIO              )
                           )  ss:
COUNTY OF ___________      )

         Before me, a Notary Public in and for said State, personally appeared the above named SHEE-BREE'S, LLC, an Ohio limited liability company, by _______________, its ______________, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of such limited liability company and of him personally and as such member.

         In Testimony Whereof, I have hereunto set my hand and official seal at _______________, Ohio, this _____ day of _________, 2001.



                                          Notary Public


STATE OF OHIO     )
                  )  ss:
COUNTY OF WAYNE   )

         Before me, a Notary Public in and for said State, personally appeared the above named Ohio Legacy Corp, an Ohio corporation, by L. Dwight Douce, its President, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation, and the free act and deed of him personally and as such officer.

         In Testimony Whereof, I have hereunto set my hand and official seal at Wooster, Ohio, this ______ day of _________________, 2001.




                                              Notary Public

This instrument prepared by:
Daniel H. Plumly, Esq.
Critchfield, Critchfield & Johnston, Ltd.
225 N. Market Street
P. O. Box 599
Wooster, OH  44691-0599
Telephone:  (330) 264-4444

                                    EXHIBIT A
                                    ---------

         Situated in the State of Ohio, County of Holmes and Village of Millersburg, and being more fully described as follows:

PARCEL A:
---------

Being a part of Outlot Number Ten (10) in the Second Addition to the Town of Millersburg, Ohio, commencing on the West line of said Lot 103 feet North of the South West corner thereof, thence North 53 feet 6 inches, thence East 231 feet, thence South 53 feet 6 inches, thence West 231 feet to the place of beginning, and known on the Auditor's duplicate as Part of Inlot No. 398.

PARCEL B:
---------

Being a part of Out Lot Number Ten (10) in said Village of Millersburg; commencing on the West line of said Lot 44 feet North of the southwest corner of said lot; thence North 59 feet along said West line; thence East parallel with the south line of said lot 142 feet; thence South parallel with the East line 59 feet; thence West parallel with said South line 142 feet to the place of beginning. Said premises numbered by the Auditor for taxation as Part of Inlot No. 397.

EXCEPTING FROM PARCEL A: Beginning at an iron pin set at the southeast corner of Lot 398 the TRUE POINT OF BEGINNING.

Thence with the following FOUR (4) COURSES:

1) N 85E 14' 30" W 51.00 feet along the south line of Lot 398 to an iron pin set;

2)       N 4E 54' 00" E 53.50 feet to an iron pin set on the lot line;

3) S 85E 14' 30" E 51.00 feet along the north line of Lot 398 to an iron pin set at the NE corner of said Lot 398;

4) S 4E 54' 00" W 53.50 feet along the E line of Lot 398 to the TRUE POINT OF BEGINNING.

This parcel contains 0.063 acre, but subject to all easements of record. See Holmes County Plat Book 12, Page 495 for survey
This Survey made and description prepared by Donald C. Baker, PS 6938. April 27, 1990. Parcel No. 07-03327 & Parcel No. 07-01221.



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